                              FOR IMMEDIATE RELEASE


              THE BANC CORPORATION ANNOUNCES 62% EARNINGS INCREASE;
                  CREATES DEDICATED RISK MANAGEMENT DEPARTMENT

         BIRMINGHAM, ALABAMA; OCTOBER 24, 2002: The Banc Corporation (NASDAQ-NMS: TBNC) today announced record earnings for the three and nine-month periods ended September 30, 2002. Net income for the third quarter of 2002 increased 62% to $2.6 million, or $.15 per share ($.14 diluted) from $1.6 million, or $.11 per share on a basic and diluted basis for the third quarter of 2001. Net income for the first nine months of 2002 increased 59% to $7.2 million, or $.44 per share ($.43 diluted) compared to $4.5 million, or $.32 per share on a basic and diluted basis for the first nine months of 2001. Basic earnings per share for the third quarter of 2002 are based on 17,532,000 shares, while basic earnings per share for the third quarter of 2001 were based on 14,248,000 shares. Year-to-date basic earnings per share are calculated on 16,612,000 average shares outstanding. The calculations of weighted average shares reflect the issuance by the Corporation of 3,450,000 shares during March 2002 in an underwritten secondary offering.

         Net income for the third quarter of 2002 increased primarily as a result of continued strong net interest margin and substantial non-interest income growth. Net interest margin grew to 4.07%, up from 3.85% for the third quarter of 2001. Net interest margin for the first nine months of 2002 increased to 4.13%, up from 3.86% for the first nine months of 2001. As a result, net interest income increased 27% during the first nine months of 2002 to $37.5 million from $29.5 million in the first nine months of 2001 and increased 26% during the third quarter of 2002 to $12.9 million from $10.3 million in the third quarter of 2001. Non-interest income for the first nine months of 2002 was $10.1 million, an increase of 39% from $7.3 million during the first nine months of 2001. Non-interest income for the third quarter of 2002 increased 47% to $4.2 million from $2.9 million during the third quarter of 2001.

         "The Banc Corporation continues to have a tremendous year. We are very pleased with our earnings growth and our overall improvement in asset quality. We remained on track during the third quarter to achieve our earnings goals for the year. Our non-accrual loans dropped to $8.4 million, or .73% of total loans at September 30 from $9.5 million, or .85% last quarter, and our Other Real Estate Owned fell from $5.1 million, or .45% of loans just three months ago to $3.3 million, or .29% at September 30. Non-interest income has also seen a steady rise thanks to our new product offerings on the insurance and investment side of The Bank," said James A. Taylor, Chairman and Chief Executive Officer of The Banc Corporation.

         "We created a new risk management department during the third quarter with the addition of two senior-level executives who will report directly to me. Jack Ham will head up credit and overall risk management, and Doug Pate will be responsible for branch operations and operational risk management. These gentlemen bring a combined 45 years of experience from one of the top 25 bank holding companies in the country. The addition of a dedicated risk management staff will allow us to continue to better serve our customers through our decentralized "Presidents" system and operate more effectively and efficiently through enhanced internal controls. Jack and Doug will directly manage between 10 and 15 of our bankers who will specifically serve as risk management officers," added Mr. Taylor. "Even with the addition of these new members to our management team and their supporting staff, we surpassed our 2002 efficiency ratio goal of 65% during the third quarter."

         The overall allowance for loan losses as a percentage of total loans increased to 1.35% at September 30, 2002 as the result of a $2.5 million provision to the allowance made during the third quarter. This provision covered net charge-offs of $1.1 million, or .36% during the quarter. Net charge-offs were .44% on an annualized basis as of September 30. Non-performing loans decreased 12% from $12.4 million, or 1.24% at December 31, 2001 to $10.9 million, or .95% of total loans at September 30, 2002. The allowance for loan losses to non-performing loans increased to 142.2% at September 30, 2002, up from 101.0% at December 31, 2001. As of September 30, 2002, loans past due greater than 30 days decreased to $13.6 million, or 1.2% of total loans from $15.7 million, or 1.57% of total loans at December 31, 2001.

         At September 30, 2002, The Banc Corporation had total assets of $1.41 billion compared with $1.21 billion at December 31, 2001, and $1.20 billion at September 30, 2001, an increase of 17% and 18%, respectively. Loans increased 15% to $1.15 billion at September 30, 2002 from $999.2 million at December 31, 2001. Deposits increased 17% to $1.11 billion at September 30, 2002 from $952.2 million at December 31, 2001. Noninterest-bearing deposits also increased

$20.1 million, or 21% to $114.7 million from $94.6 million at December 31, 2001. Stockholders' equity increased to $103.0 million, or $5.83 per share at September 30, 2002, from $76.9 million, or $5.41 per share at December 31, 2001.

         The Banc Corporation is a financial holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, a commercial banking organization headquartered in Birmingham, Alabama. The Bank currently has a total of thirty-four locations, twenty-one locations throughout the state of Alabama and thirteen locations along Florida's emerald coast and panhandle. The Bank's 35th location will open in Carrabelle, Florida in November. Seven of the Florida branches, covering the markets from Destin to Panama City, operate as Emerald Coast Bank, a Division of The Bank.

         Statements in this document that are not historical facts are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the best judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         Management of The Banc Corporation will host its third quarter earnings conference call Friday, October 25, 2002 at 10:00 a.m. Eastern Standard Time (9:00 a.m. Central Standard Time). The toll free dial-in number for the call is
(800) 266-1824. The international dial-in number is (212) 676-5419. Please indicate that you wish to be connected to The Banc Corporation's conference call when calling in. A live webcast of the conference call is also available over the Internet by accessing http://www.thebankmybank.com. A replay of the call will be available until November 8, 2002 by dialing either (800) 633-8284 or
(402) 977-9140 and entering reservation number 20763766.

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

THE BANC CORPORATION - DAVID R. CARTER, Executive Vice President and Chief Financial Officer, Phone (205) 327-3503; Fax (205) 327-3537

MEDIA CONTACT: STEVE FRANKEL, The Abernathy MacGregor Group, Telephone (212) 371-5999

                      THE BANC CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   THREE MONTHS ENDED           NINE MONTHS ENDED        YEAR ENDED
                                                                      SEPTEMBER 30                SEPTEMBER 30          DECEMBER 31,
                                                                 -----------------------     ------------------------    ---------
                                                                   2002         2001           2002           2001          2001
                                                                 ---------     ---------     ---------      ---------    ---------
INTEREST INCOME
Interest and fees on loans                                       $  22,085     $  21,253     $  65,026      $  62,463    $  83,207
Interest on investment securities
  Taxable                                                              742         1,086         2,157          3,910        4,736
  Exempt from Federal income tax                                       104            88           308            382          476
Interest on federal funds sold                                         114           275           270          1,178        1,310
Interest and dividends on other investments                            151           121           381            498          622
                                                                 ---------     ---------     ---------      ---------    ---------

   Total interest income                                            23,196        22,823        68,142         68,431       90,351

INTEREST EXPENSE
Interest on deposits                                                 7,460         9,925        22,281         31,673       40,525
Interest on other borrowed funds                                     2,171         1,957         6,452          5,849        7,834
Interest on guaranteed preferred beneficial interest in our
  subordinated debentures (trust preferred securities)                 626           657         1,902          1,452        2,159
                                                                 ---------     ---------     ---------      ---------    ---------

  Total interest expense                                            10,257        12,539        30,635         38,974       50,518
                                                                 ---------     ---------     ---------      ---------    ---------

        NET INTEREST INCOME                                         12,939        10,284        37,507         29,457       39,833

Provision for loan losses                                            2,530           925         5,647          2,555        7,454
                                                                 ---------     ---------     ---------      ---------    ---------

     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            10,409         9,359        31,860         26,902       32,379

NONINTEREST INCOME
Service charges and fees on deposits                                 1,660           993         4,541          3,055        4,102
Mortgage banking income                                                843           331         2,225            985        1,692
Gain on sale of securities                                             503           993           527          1,150        1,383
Other income                                                         1,166           520         2,810          2,100        2,596
                                                                 ---------     ---------     ---------      ---------    ---------

    TOTAL NONINTEREST INCOME                                         4,172         2,837        10,103          7,290        9,773

NONINTEREST EXPENSES
Salaries and employee benefits                                       6,225         4,700        17,846         14,258       19,451
Occupancy, furniture and equipment expense                           1,931         1,691         5,709          5,163        6,864
Other                                                                2,800         3,509         7,920          8,341       12,182
                                                                 ---------     ---------     ---------      ---------    ---------

    TOTAL NONINTEREST EXPENSES                                      10,956         9,900        31,475         27,762       38,497
                                                                 ---------     ---------     ---------      ---------    ---------

        Income before income taxes                                   3,625         2,296        10,488          6,430        3,655

INCOME TAX EXPENSE                                                   1,075           721         3,250          1,881          966
                                                                 ---------     ---------     ---------      ---------    ---------

        NET INCOME                                               $   2,550     $   1,575     $   7,238      $   4,549    $   2,689
                                                                 =========     =========     =========      =========    =========

BASIC NET INCOME PER SHARE                                       $    0.15     $    0.11     $    0.44      $    0.32    $    0.19
                                                                 =========     =========     =========      =========    =========

DILUTED NET INCOME PER SHARE                                     $    0.14     $    0.11     $    0.43      $    0.32    $    0.19
                                                                 =========     =========     =========      =========    =========

AVERAGE COMMON SHARES OUTSTANDING                                   17,532        14,248        16,612         14,288       14,272
AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION                17,861        14,311        16,850         14,311       14,302

                      THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)


                                                                                                          AS OF
                                                                                 --------------------------------------------------
                                                                                          SEPTEMBER 30,
                                                                                 -------------------------------       DECEMBER 31,
                                                                                    2002               2001               2001
                                                                                 -----------        -----------        -----------
                                                                                 (UNAUDITED)        (UNAUDITED)
ASSETS
Cash and due from banks                                                          $    35,121        $    46,608        $    31,682
Interest bearing deposits in other banks                                              13,491                593                495
Federal funds sold                                                                    32,000             19,000             20,000
Investment securities available for sale                                              61,329             71,731             68,847
Mortgage loans held for sale                                                           3,306              2,713              1,131
Loans, net of unearned income                                                      1,151,747            977,054            999,156
Less: Allowance for loan losses                                                      (15,573)           (10,228)           (12,546)
                                                                                 -----------        -----------        -----------
        Net loans                                                                  1,136,174            966,826            986,610
                                                                                 -----------        -----------        -----------
Premises and equipment, net                                                           58,871             46,494             47,829
Accrued interest receivable                                                            7,333              8,445              7,562
Stock in FHLB and Federal Reserve Bank                                                 9,843              8,459              8,505
Other assets                                                                          56,390             29,938             33,744
                                                                                 -----------        -----------        -----------

        TOTAL ASSETS                                                             $ 1,413,858        $ 1,200,807        $ 1,206,405
                                                                                 ===========        ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                           $   114,737        $    90,742        $    94,655
   Interest-bearing                                                                  999,656            854,208            857,580
                                                                                 -----------        -----------        -----------
       TOTAL DEPOSITS                                                              1,114,393            944,950            952,235

Advances from FHLB                                                                   148,750            136,100            135,900
Other borrowed funds                                                                   6,172                793                813
Guaranteed preferred beneficial interests in the Corporation's
  subordinated debentures (trust preferred securities)                                31,000             31,000             31,000
Accrued expenses and other liabilities                                                10,544              8,267              9,604
                                                                                 -----------        -----------        -----------
        TOTAL LIABILITIES                                                          1,310,859          1,121,110          1,129,552

Stockholders' Equity
  Preferred stock, par value $.001 per share; authorized 5,000,000 shares;
     shares issued -0-                                                                    --                 --                 --
   Common stock, par value $.001 per share; authorized 25,000,000 shares;
      shares issued 18,011,502 and 14,385,021, respectively;
      outstanding 17,672,949, 14,243,721 and 14,217,371, respectively                     18                 14                 14
   Surplus                                                                            68,317             47,756             47,756
   Retained Earnings                                                                  37,567             32,188             30,329
   Accumulated other comprehensive income (loss)                                         589                492               (322)
   Treasury stock, at cost                                                              (669)              (753)              (924)
   Unearned ESOP stock                                                                (1,815)                --                 --
   Unearned restricted stock                                                          (1,008)                --                 --
                                                                                 -----------        -----------        -----------
        TOTAL STOCKHOLDERS' EQUITY                                                   102,999             79,697             76,853
                                                                                 -----------        -----------        -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 1,413,858        $ 1,200,807        $ 1,206,405
                                                                                 ===========        ===========        ===========

                             THE BANC CORPORATION
                     SUMMARY CONSOLIDATED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                         As of
                                                                                -------------------------------------------------
                                                                                         September 30,
                                                                                ------------------------------        December 31,
                                                                                   2002                2001              2001
                                                                                ------------------------------       -------------
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets                                                                    $ 1,413,858         $1,200,807        $ 1,206,405
Loans, net of unearned income                                                     1,151,747            977,054            999,156
Allowance for loan losses                                                            15,573             10,228             12,546
Investment securities                                                                61,329             71,731             68,847
Deposits                                                                          1,114,393            944,950            952,235
Advances from FHLB and notes payable                                                148,750            136,100            135,900
Guaranteed preferred beneficial interest in the Corporation's
  subordinated debentures(trust preferred securities)(7)                             31,000             31,000             31,000
Stockholders' Equity                                                                102,999             79,697             76,853

                                                                                                                      As of and
                                                                                                                     for the Year
                                                    As of and for the Three-Months   As of and for the Nine-Months       Ended
                                                         Ended September 30,               Ended September 30,        December 31,
                                                    ------------------------------   ---------------------------     -------------
                                                        2002          2001               2002            2001               2001
                                                     ------------------------         --------------------------        ----------
SELECTED STATEMENT OF INCOME DATA:
Interest income                                      $   23,196    $   22,823         $   68,142      $   68,431        $   90,351
Interest expense (5)                                     10,257        12,539             30,635          38,974            50,518
                                                     ----------    ----------         ----------      ----------        ----------
     Net interest income (5)                             12,939        10,284             37,507          29,457            39,833
Provision for loan losses                                 2,530           925              5,647           2,555             7,454
Noninterest income                                        4,172         2,837             10,103           7,290             9,773
Noninterest expense                                      10,956         9,900             31,475          27,762            38,497
                                                     ----------    ----------         ----------      ----------        ----------
    Income before income taxes                            3,625         2,296             10,488           6,430             3,655
Income tax expense                                        1,075           721              3,250           1,881               966
                                                     ----------    ----------         ----------      ----------        ----------
    Net income                                       $    2,550    $    1,575         $    7,238      $    4,549        $    2,689
                                                     ==========    ==========         ==========      ==========        ==========

PER SHARE DATA:
Net income - basic                                   $     0.15    $     0.11         $     0.44      $     0.32        $     0.19
           - diluted                                       0.14          0.11               0.43            0.32              0.19
Weighted average shares outstanding - basic              17,532        14,248             16,612          14,288            14,272
Weighted average shares outstanding - diluted            17,861        14,311             16,850          14,311            14,302
Book value at period end                                   5.83          5.60               5.83            5.60              5.41
Tangible book value per share                              5.07          5.16               5.07            5.16              4.98
Common shares outstanding at period end                  17,673        14,244             17,673          14,244            14,217

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets(1)                                0.72%         0.53%              0.72%           0.54%             0.23%
Return on average stockholders' equity(1)                  9.95          7.94              10.34            7.87              3.53
Net interest margin(1)(2)(3)(5)                            4.07          3.85               4.13            3.86              3.83
Net interest spread(1)(3)(4)(5)                            3.85          3.49               3.88            3.42              3.43
Noninterest income to average assets(1)                    1.18          0.96               1.01            0.86              0.85
Noninterest expense to average assets(1)(5)                3.09          3.36               3.14            3.27              3.34
Efficiency ratio (5)(6)                                   64.05         75.19              65.89           75.15             77.22
Average loan to average deposit ratio                    103.79        103.00             106.13           99.06            100.40
Average interest-earning assets to average
   interest bearing liabilities(7)                       106.90        107.66             107.51          108.53            108.26

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans         142.22%        84.68%            142.22%          84.68%           100.99%
Allowance for loan losses to loans, net of unearned
     income                                                1.35          1.05               1.35            1.05              1.26
Nonperforming loans to loans, net of unearned
     income                                                0.95          1.24               0.95            1.24              1.24
Nonaccrual loans to loans, net of unearned
     income                                                0.73          0.92               0.73            0.92              0.79
Net loan charge-offs to average loans(1)                   0.36          0.09               0.44            0.19              0.42
Net loan charge-offs as a percentage of:
   Provision for loan losses                              41.86         22.27              65.13           50.33             51.88
   Allowance for loan losses(1)                           26.98          8.59              31.58           16.81             30.82


(1)-Annualized for three and nine-month periods ended September 30, 2002 and 2001.
(2)-Net interest income divided by average earning assets.
(3)-Calculated on a tax equivalent basis.
(4)-Yield on average interest earning assets less rate on average interest bearing liabilities.
(5)-Distributions on the trust preferred securities have been reclassified as interest expense in the statements of income for the periods ended September 30, 2001 and December 31, 2001, respectively to conform to the September 30, 2002 presentation.
(6)-Efficiency ratio is calculated by dividing noninterest expense by noninterest income plus net interest income on a fully tax equivalent basis.
(7)-Trust preferred securities have been reclassified as long-term debt in the September 30, 2001 and December 31, 2001, statements of financial condition to conform to the September 30, 2002 presentation.